EXHIBIT 10.16

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is entered into as of October 28, 2014 (the “Effective Date”) by and among Eastgate Pharmaceuticals Inc., a company organized and existing under the laws of the province of Ontario, Canada (“Assignee”), Joseph Schwarz, an individual (“JS”), and Michael Weisspapir, an individual (“MW”), together the “Assignors”).

BACKGROUND

Whereas, Assignors own and possess patent applications (US 61/947,678, US 61/947,698, PCT/CA2014/000126, PCT/CA2014/000127) listed on Exhibit A, containing compositions, processes, test results, know-how and other proprietary information related to intraoral insulin tablets and intraoral Lorazepam spray formulations (the “Assigned IP”);

Whereas, Assignors wish to have the Assigned IP further developed and commercialized by Assignee; and

Whereas, Assignors are willing to transfer and assign their entire right, title and interest in the Assigned IP to Assignee subject to the terms and conditions of this Agreement (the “Asset Transfer”).

Now therefore, in consideration of these premises and the representations, warranties and agreements set forth in this Agreement, Assignee and Assignors agree as follows:

1.	Asset Transfer and Assignment.

(a) For purposes of this Agreement, “Assigned Assets” means all proprietary rights in the Assigned IP, including, without limitation, proprietary information relating to, claiming or covering the Assigned IP and inventions described therein; all rights to commercialize such inventions; and all benefits and rights resulting therefrom, containing in the Assigned IP. “Product” shall mean any and all products or portions thereof containing the Assigned IP, which is made, produced, sold or used in whole or in part, formulated for the treatment of diabetes.

(b) Assignors hereby vests, transfers and assigns to the Assignee, all its right, title, interest, claim and demand in and to the Patent Pending application including the right to claim priority from and to prosecute and obtain grant of patent to the Patent Rights. This sale includes all right, title and interest of Assignors in all causes of action and enforcement rights for the Patents, including all of its rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patent Rights. This sale is subject to the pre-existing rights of provisional patent applications listed in Exhibit A.

(c) Assignee hereby assumes all right, title, and interest in and to the Assigned Assets.

(d) Assignee cannot license, sell, assign, transfer or otherwise alienate the Assigned IP to any third parties without written agreement with Assignors.

2.	Consideration. In consideration of Assignors’ transfer of the Assigned Assets set forth in Exhibit A to Assignee, a sum of $1.00 should be paid at signing.

3.	Assignors’ Representations and Warranties.

Each Assignor hereby represents and warrants to Assignee as follows:

(a)	Assignors have the right, power and authority to enter into this Agreement;

(b)	Assignors are the owners of all rights, titles and interest, including all intellectual property rights, in the Assigned Assets;

(c)	The Assigned Assets are free of any liens, security interests, encumbrances or licenses;

(d)	The Assigned Assets do not infringe the rights of any person or entity;

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(e)	There are no claims, pending or threatened, with respect to Assignors rights in the Assigned Assets;

(f)	This Agreement is valid, binding and enforceable in accordance with its terms; and

(g)	Assignors are not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

(h)	the Assignee can register of the Assigned assets in the Assignee's own name.

4.	Assignee’s Warranties and Representations.

Assignee hereby represents and warrants to Assignors as follows:

Organization and Existence. Assignee is a corporation duly incorporated, validly existing, and in good standing under the laws of the province of Ontario, and has all corporate power and authority necessary to enable it to own, lease, or otherwise hold its properties and assets and to carry on its business as now conducted.

Corporate Authorization. This Agreement has been duly authorized, executed, and delivered by Assignee and constitutes a valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms.

Brokers. No broker, agent, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with this Agreement based upon arrangements made by Assignee or any affiliate thereof.

5.	Miscellaneous.

(a) Choice of Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Province of Ontario, Canada, without regard to conflict of laws principles.

(b) Assignment. This Agreement shall be binding upon the parties and their respective Successors. Without limiting the foregoing, Assignee shall have the right to assign this Agreement to its Successors, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said Successors.

(c) Arbitration. Any dispute or claim arising out of, in relation to, or in connection with this Agreement or the interpretation, making, performance, breach of termination thereof, shall be finally settled by binding arbitration in Toronto, Canada under the Rules of the International Court of Arbitration by one arbitrator appointed in accordance with said Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall apply Ontario, Canada law to the merits of any dispute or claim, without reference to rules of conflicts of law. The costs of the arbitration, including administrative, and arbitrators’ fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys’ fees and expert witness fees.

(d) Confidential Agreement. Each Assignor shall not disclose the terms or existence hereof to any third party without the prior written consent of the Assignee except (a) to such Assignor’s attorneys, accountants, advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, (b) to the extent required by law or (c) as necessary to exercise, perfect or enforce this Agreement or rights hereunder, including recordation by Assignee of assignments of patents.

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6.	TERM AND TERMINATION

6.1	Term. This Agreement shall continue in full force and effect for five years from the Closing Date and may be renewed by the parties upon mutual agreement in writing for the further five years period unless and until terminated as provided herein. By agreement of the parties the term can be amended before this date.

6.2	Grounds for Termination. This Agreement shall terminate immediately only in the case of one or more of the following:

6.2.1.	In case of Bankruptcy, Insolvency or Nonperformance of any party.

6.2.2.	Upon termination for breach of the material obligations and terms of the Agreement.

6.2.3.	By agreement of parties.

6.3.	Termination upon Material Breach

6.3.1.	Right to Terminate. If either party commits a material breach of a material term of this Agreement, and such material breach is not cured within 30 days following notice thereof to the breaching party by the other party, the other party shall have the right to terminate this Agreement by giving notice thereof in writing to the breaching party.

7.	ENTIRE AGREEMENT

This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

8.	AMENDMENT

This Agreement may be amended only by a writing signed by both parties.

9.	SEVERABILITY

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

10.	AGREEMENT TO PERFORM NECESSARY ACTS

Assignee agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

Assignee agrees to provide reasonable financing for the development and commercialization of the assigned IP no later than 6 months from the signing date.

11.	GOVERNING LAW

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the province of Ontario.

[signature page follows]

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WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

ASSIGNEE:		ASSIGNORS:

Eastgate Pharmaceuticals Inc.

By:	/s/ Anna Gluskin	/s/ Joseph Schwarz
Name:	Anna Gluskin	JOSEPH SCHWARZ
Title:	CEO
/s/ Michael Weisspapir
MICHAEL WEISSPAPIR

October 28, 2914

Toronto Ontario Canada

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EXHIBIT A

Sublingual Insulin Formulation

US 61/947,678

Pharmaceutical Composition for Transmucosal Delivery

US 61/047,698

Treatment of Diabetes and Metabolic Syndrome

Intraoral Lorazepam Spray for treatment of acute seizures

PCT/CA2014/000126

Pharmaceutical Composition for Transmucosal Administration of Benzodiazepines

PCT/CA2014/000127

Pharmaceutical Composition for Enhanced Transmucosal Administration of Benzodiazepines

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